Exhibit 10.6

FIRST AMENDMENT TO THE

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN Agreement

THIS FIRST AMENDMENT (the “Amendment”) is adopted February 8, 2019, by and between The Farmers National Bank of Emlenton (the “Employer”), and Amanda Engles (the “Executive”).

The Employer and the Executive are parties to a Supplemental Executive Retirement Plan Agreement dated November 15, 2017 (the “Agreement”). The parties now wish to amend the Agreement to increase the Executive’s benefits.

NOW, THEREFORE, the Employer and the Executive adopt the following amendment to the Agreement:

Section 2.1 of the Agreement shall be deleted and replaced with the following:

2.1       Normal Retirement Benefit. Upon Separation from Service after Normal Retirement Age, the Employer shall pay the Executive an annual benefit in the amount of Forty-Five Thousand Dollars ($45,000) in lieu of any other benefit hereunder. The annual benefit will be paid in equal monthly installments commencing the month following Separation from Service and continuing for twenty (20) years, subject to the conditions and limitations hereinafter set forth.

The Schedule A originally attached to the Agreement shall be deleted in its entirety and replaced by the Schedule A attached hereto.

IN WITNESS WHEREOF, the Executive and a duly authorized representative of the Employer have executed this Amendment as indicated below:

Executive	Employer

/s/Amanda Engles	By:	/s/Jennifer A. Roxbury
	Its:	SVP/COO

Supplemental Executive Retirement Plan

Schedule A

Amanda Engles

Birth Date: XX/XX/1978 Plan Anniversary Date: 09/30/2019 Normal Retirement: XX/XX2043, Age 65 Normal Retirement Payment: Monthly for 20 Years		Early Termination Amount Payable Monthly for 5 Years at Separation from Service	Disability Amount Payable Monthly for 20 Years at Normal Retirement Age	Change In Control Amount Payable Lump Sum Upon Change in Control	Death Amount Payable Monthly for 20 Years Upon Death
Values As Of	Age	Annual Benefit 1	Annual Benefit 2	Lump Sum Benefit	Annual Benefit 2
Feb-19	40	3,151	2,530	14,389	1,021
Sep-19	41	5,471	4,285	24,984	1,772
Sep-20	42	9,061	6,836	41,381	2,935
Sep-21	43	12,788	9,294	58,404	4,142
Sep-22	44	16,658	11,661	76,075	5,396
Sep-23	45	20,675	13,941	94,421	6,697
Sep-24	46	24,845	16,138	113,467	8,048
Sep-25	47	29,175	18,254	133,240	9,450
Sep-26	48	33,669	20,292	153,766	10,906
Sep-27	49	38,335	22,255	175,076	12,417
Sep-28	50	43,179	24,146	197,199	13,986
Sep-29	51	48,208	25,967	220,166	15,615
Sep-30	52	53,429	27,722	244,009	17,306
Sep-31	53	58,849	29,412	268,762	19,062
Sep-32	54	64,476	31,040	294,459	20,885
Sep-33	55	70,317	32,608	321,137	22,777
Sep-34	56	76,381	34,118	348,832	24,741
Sep-35	57	82,677	35,573	377,584	26,780
Sep-36	58	89,213	36,975	407,433	28,897
Sep-37	59	95,998	38,325	438,421	31,095
Sep-38	60	103,042	39,625	470,591	33,377
Sep-39	61	110,355	40,878	503,988	35,745
Sep-40	62	117,946	42,084	538,659	38,204
Sep-41	63	125,828	43,247	574,654	40,757
Sep-42	64	134,010	44,366	612,021	43,408
Apr-43	65	138,926	45,000	634,473	45,000

The first line represents the initial plan values as of the plan implementation date of February 01, 2019.

1 The annual benefit amount will be distributed in 12 equal monthly payments for a total of 60 monthly payments.

2 The annual benefit amount will be distributed in 12 equal monthly payments for a total of 240 monthly payments.

IF THERE IS A CONFLICT BETWEEN THIS SCHEDULE A AND THE AGREEMENT, THE TERMS AND PROVISIONS OF THE AGREEMENT SHALL PREVAIL. IF A TRIGGERING EVENT OCCURS, REFER TO THE AGREEMENT TO DETERMINE THE ACTUAL BENEFIT AMOUNT BASED ON THE DATE OF THE EVENT.

Amanda Engles	/s/ Amanda L. Engles	By	/s/ Jennifer A. Roxbury

Date	2/8/19	Title	SVP/ COO

Date	2/8/19